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THE PREMCOR REFINING GROUP INC. AND SUBSIDIARIES                                                                          Exhibit 12
CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
(Dollars in millions)



                                                                                For the year ended December 31,
                                                             ---------------------------------------------------------------
                                                                   1997        1998         1999        2000         2001
                                                             ---------------------------------------------------------------
Earnings Available for Fixed Charges
        Pretax earnings (loss) from continuing operations
           before minority interest                               $ (47.9)    $ (48.9)     $ (64.6)     $ 82.2      $ 244.7
        Fixed charges                                                57.2        65.6        110.9       145.3        148.2
        Amortization of capitalized interest                          0.1         0.1          0.2         0.8          3.4
        Capitalized interest                                         (1.4)       (3.0)       (22.8)      (62.1)        (5.3)
        Other (1)                                                    (1.3)        0.5            -        (0.2)           -
                                                             ---------------------------------------------------------------
                                                                    $ 6.7      $ 14.3       $ 23.7     $ 166.0      $ 391.0
                                                             ===============================================================

Fixed Charges
      Interest expense                                             $ 44.7      $ 61.4       $ 89.2     $ 129.9      $ 129.8
      Financing costs                                                11.0         2.4         17.5        12.1         15.4
      Interest factor attributable to rent expense                    1.5         1.8          4.2         3.3          3.0
                                                             ---------------------------------------------------------------
                                                                   $ 57.2      $ 65.6      $ 110.9     $ 145.3      $ 148.2
                                                             ===============================================================

Ratio of Earnings to Fixed Charges                                   0.12        0.22         0.21        1.14         2.64

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                                                                For the nine months
                                                                ended September 30,
                                                             -------------------------
                                                                   2001        2002
                                                             -------------------------
Earnings Available for Fixed Charges
        Pretax earnings (loss) from continuing operations
           before minority interest                               $ 299.3    $ (243.2)
        Fixed charges                                               113.0        85.7
        Amortization of capitalized interest                          2.6         2.3
        Capitalized interest                                         (3.8)       (4.6)
                                                             -------------------------
                                                                  $ 411.1    $ (159.8)
                                                             =========================

Fixed Charges
      Interest expense                                             $ 99.3      $ 73.0
      Financing costs                                                11.5        10.4
      Interest factor attributable to rent expense                    2.2         2.3
                                                             -------------------------
                                                                   $113.0      $ 85.7
                                                             =========================

Ratio of Earnings to Fixed Charges                                   3.64       (1.86)
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      (1) Represents adjustments to reflect only distributed earnings of investments accounted for under the equity method.